AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                              SPORTSLINE USA, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      65-0470894
      -------------------------------                    ----------------------
      (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        1997 INCENTIVE COMPENSATION PLAN
 ------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                  MICHAEL LEVY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 351-2120
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Kenneth C. Hoffman, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0809

                               -------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   PROPOSED MAXIMUM            PROPOSED
          TITLE OF SECURITIES                 AMOUNT TO BE          OFFERING PRICE        MAXIMUM AGGREGATE          AMOUNT OF
           TO BE REGISTERED                    REGISTERED            PER SHARE (1)        OFFERING PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.01 PAR VALUE...................         2,000,000 SHARES       $8.00 - $23.6875          $40,194,475             $11,857.37
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the actual prices (ranging from $8.00 to $23.6875) for an aggregate of 369,800 shares of the Common Stock being registered, which are already subject to stock options granted under the 1997 Incentive Compensation Plan and (ii) the average of the high and low sales price of the Common Stock on February 2, 1998 ($22.65625) with respect to 1,630,200 shares of Common Stock subject to future grants of options under the 1997 Incentive Compensation Plan.

                                Page 1 of 7 Pages
                           Exhibit Index at Page II-7

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                   The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                   (a) the Registrant's Registration Statement on Form S-1
                       (Registration No. 333-25259) filed under the Securities Act of 1933, as amended (the "Act"), including any exhibits and amendments thereto, and the Registrant's final Prospectus, dated November 13, 1997, pursuant to Rule 424(b) under the Act;

                   (b) all other reports filed by the Registrant pursuant to
                       Section 13(a) or 15(d) of the Exchange Act since January 1, 1997; and

                   (c) the description of the Registrant's Common Stock
                       contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

                   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-6.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

                                  Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on February 10, 1998.

                              SPORTSLINE USA, INC.

                               By:/S/MICHAEL LEVY
                                  --------------------------------
                                  Michael Levy
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Levy and Kenneth W. Sanders his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                            TITLE                                DATE
           ---------                                            -----                                ----
/S/ MICHAEL LEVY                           President, Chief Executive Officer and Director      February 10, 1998
-----------------------------------                 (principal executive officer)
Michael Levy


/S/ KENNETH W. SANDERS                                 Chief Financial Officer                  February 10, 1998
-----------------------------------         (principal financial and accounting officer)
Kenneth W. Sanders


/S/ THOMAS CULLEN                                             Director                          February 10, 1998
-----------------------------------
Thomas Cullen

/S/ STEPHEN FLEMING                                           Director                          February 10, 1998
-----------------------------------
Stephen Fleming

/S/GERRY HOGAN                                                Director                          February 10, 1998
-----------------------------------
Gerry Hogan

/S/RICHARD B. HORROW                                          Director                          February 10, 1998
-----------------------------------
Richard B. Horrow

/S/JOSEPH LACOB                                               Director                          February 10, 1998
-----------------------------------
Joseph Lacob


-----------------------------------                           Director                          February __, 1998
Sean McManus


                                      II-5

-----------------------------------                           Director                          February __, 1998
Andrew Nibley

/S/ LIESL PIKE                                                Director                          February 10, 1998
-----------------------------------
Liesl Pike

                                                              Director                          February __, 1998
-----------------------------------
Derek Reisfield

/S/JAMES C. WALSH                                             Director                          February 10, 1998
-----------------------------------
James C. Walsh

/S/MICHAEL P. SCHULHOF                                        Director                          February 10, 1998
-----------------------------------
Michael P. Schulhof

                                  EXHIBIT INDEX

      EXHIBIT                                                                                     SEQUENTIAL
      NUMBER                                         DESCRIPTION                                   PAGE NO.
      -------                                        -----------                                  ----------
        3.1                Registrant's Certificate of Incorporation(1)

        3.2                Registrant's Bylaws(2)

        5.1                Opinion of Greenberg,  Traurig,  Hoffman, Lipoff, Rosen & Quentel,
                           P.A.

       10.3                SportsLine USA, Inc. 1997 Incentive Compensation Plan(3)

       23.1                Consent of Arthur Andersen LLP

       23.2                Consent of Greenberg,  Traurig,  Hoffman, Lipoff, Rosen & Quentel,
                           P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1                Power of Attorney is  included in the  Signatures  section of this
                           Registration Statement

----------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

(3) Incorporated by reference to Exhibit 10.3 filed with the Registrant's Registration Statement on Form S-1 with the Commission on April 16, 1997 (Registration No. 333-25259).

                                      II-7